UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2007

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Wynn Resorts, Limited announced today that its wholly owned subsidiary, Wynn Resorts (Macau), S.A., will open the previously announced expansion of Wynn Macau in one phase in the third quarter of 2007, rather than in stages throughout the year. This change is a result of continued planning for the Diamond Suites tower at Wynn Macau that was announced in November 2006 and the integration of this new tower with Wynn Macau.

The expansion, including approximately 135,000 square feet of additional gaming space, is expected to open simultaneously with the new front feature and additional food, beverage and retail amenities, in the third quarter of 2007. While the table games and slot machines originally slated for opening in February will now open in July, we will open a total of approximately 40 additional table games and 266 additional slot machines for Chinese New Year, resulting in a total of 264 table games and 632 slot machines at Wynn Macau. After completion of the expansion in July, Wynn Macau is expected to have a total of approximately 420 table games and 1,280 slot machines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007	WYNN RESORTS, LIMITED
	By:	/s/ Kim Sinatra
Kim Sinatra Senior Vice President & Secretary

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